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                                                                    EXHIBIT 21.1



                            SIGNIFICANT SUBSIDIARIES



                                                                        State of
                    Subsidiaries of Hartford Life, Inc.               Incorporation
        American Maturity Life Insurance Company (60%)                Connecticut
        Hartford Life and Accident Insurance Company                  Connecticut
        Hartford Life Insurance Company                               Connecticut
        ITT Hartford International Life Reassurance Corp.             Connecticut
        ITT Hartford Life, Ltd.                                         Bermuda
        ITT Hartford Life and Annuity Insurance Company               Connecticut